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                                                                     Exhibit 3.4

                                     BY-LAWS
                                       OF
                                RBC HOLDING, INC.

                               ARTICLE I - OFFICES

          1. The principal office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the name of the resident agent in charge thereof is The Corporation Trust Company.

          2. The Corporation may also have offices at such other places within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                ARTICLE II - SEAL

          1. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                      ARTICLE III - STOCKHOLDERS' MEETINGS

          1. The annual meeting of stockholders shall be held at such place within or without the State of Delaware as may from time to time be fixed by the Board of Directors. Special meetings of stockholders may be held at such place and time as shall be stated in the notice of meeting.

          2. The annual meeting of stockholders shall be held on the first Wednesday in April in each and every year, if not a legal holiday, and if a legal holiday then on the next secular day following, at 2:15 o'clock P.M.; or on such other date or at such

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other time as shall be fixed from time to time by resolution of the Board of
Directors and set forth in the notice of such meeting. At such meeting, the stockholders shall elect by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

          3. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

          4. Except as may otherwise be provided by the Certificate of Incorporation, by statute, or by these By-Laws, every shareholder shall have the right, at every shareholders' meeting, to one vote for each share of Capital Stock standing in his name on the books of the Corporation. At each meeting of the shareholders, every shareholder entitled to vote thereat shall be entitled to vote in person or by proxy. Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the secretary of the Corporation at the meeting. No unrevoked proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of shareholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the Corporation within twenty days next preceding such election of directors. No share shall be voted at any meeting upon which any installment is due and unpaid. The

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original share ledger or transfer book, or a duplicate thereof, kept at the principal office of the Corporation shall be prima facie evidence of the right of the person named therein to vote thereon.

          5. Written notice of the annual meeting shall be mailed, postage prepaid, or delivered to each stockholder entitled to vote thereat, at such address as appears on the stock ledger of the Corporation, not less than ten nor more than forty days prior to the meeting.

          6. At least ten days before every election of directors, the Secretary shall prepare a complete list of the stockholders entitled to vote at such election, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder at the place where such election is to be held during ordinary business hours for a period of at least ten days before such election and during the whole time of such election.

          7. In advance of any meeting of shareholders the Board of Directors may appoint judges of election who need not be shareholders to act at such meeting or any adjournment thereof. If judges of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

          8. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President and shall be called

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by the President or Secretary at the request in writing of a majority of the
Board of Directors, or at the request in writing of stockholders owning ten percent (10%) in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the President or Secretary to fix the date of the meeting, to be held not less than ten (10) nor more than sixty (60) days after receipt of the request, and to give due notice thereof.

          9. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, or delivered to each stockholder entitled to vote thereat, at such address as appears on the stock ledger of the Corporation, not less than ten nor more than forty days before such meeting.

          10. Whenever any action is required or permitted by law, by the Certificate of Incorporation or by these By-laws to be taken at a meeting of stockholders, such action may be taken without a vote of stockholders, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                             ARTICLE IV - DIRECTORS

          1. (a) The number of directors which shall constitute the whole board shall be three (3).

                  (b) Directors need not be stockholders, nor residents of the State of Delaware, nor citizens of the United States of America. They shall be elected at the annual meeting of the stockholders.

                  (c) If the number of directors shall be increased, the directorship or directorships so created may be filled in the first instance in the manner provided in Section 3 of this Article for filling vacancies in the Board of Directors.

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          2.      The directors may hold their meetings and keep the books of the Corporation, except the original or duplicate stock ledger, outside of Delaware, at any office of the Corporation or at such other place or places as they may from time to time determine.

          3. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining directors, at a special meeting of the Board of Directors called for that purpose, shall choose a successor or successors, who shall hold office until the next annual election of directors and until their successor or successors shall be duly elected and qualified.

          4. The property and business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

          5. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holders of a majority of such shares of the outstanding stock of the Corporation having voting power for the election of directors as are represented at any annual meeting or at any special meeting of the stockholders called for that purpose at which a quorum shall be present or represented.

                             COMMITTEES OF DIRECTORS

          6. The Board of Directors may by resolution or resolutions designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or

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names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

          7. Any member of any committee may be removed either with or without cause, at any time, by resolution of the Board of Directors.

                            COMPENSATION OF DIRECTORS

          8. Directors, as such, shall not receive any stated salary for their services, but by resolution of the board, a fixed sum and expenses of attendance if any, may be allowed for attendance at each regular or special meeting of the board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

          9. Members of special or standing committees may be allowed like compensation for attending committees meetings.

                              MEETINGS OF THE BOARD

          10. The first meeting of each newly elected board shall be held immediately after the annual stockholders' meeting at the place of such meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the whole board shall be present; or they may meet at such place as shall be fixed by the consent in writing of all the directors.

          11. Regular meetings of the board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the board.

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          12.     Special meetings of the board may be called by the President on six days' notice by air mail, or three days' notice by telegram, cablegram or radiogram, to each director; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors; special meetings may also be called by two directors in like manner and on like notice.

          13. At all meetings of the board it shall be necessary and sufficient to constitute a quorum for the transaction of business for one-third of the directors then in office (but in no event less than two directors) to be present and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-laws. Members of the Board of Directors may participate in a meeting of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

          14. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without the holding of a meeting, if all the members of the board consent thereto in writing, and such writing or writings are filed with the minutes of the proceedings of the board.

                              ARTICLE V - OFFICERS

          1. The officers of the Corporation shall be chosen by the directors and shall be a President, a Secretary, an Assistant Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board of Directors from among its members, additional Assistant Secretaries, one or more Vice Presidents and one or more Assistant Treasurers. Any two offices (but not more than two) may be held by the same person.

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          2.      The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a President from among its members, a Secretary, an Assistant Secretary and a Treasurer, none of whom need be a member of the board.

          3. The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

          4. The salaries of the President, the Secretary, the Assistant Secretary and the Treasurer shall be fixed by the Board of Directors. The salaries of all other officers and agents of the Corporation shall be fixed by the Board of Directors or by such officer or officers as the Board of Directors may designate.

          5. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

                                  THE CHAIRMAN

          6. The Chairman (if there be one) of the Board of Directors shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. He shall be the chief executive officer of the Corporation and shall have such other powers and duties as the Board of Directors shall prescribe.

                                  THE PRESIDENT

          7. The President shall be an executive officer of the Corporation; he shall, in the absence of the Chairman of the Board preside at all meetings of the stockholders and, in the absence or during a vacancy in the office of the Chairman of the Board of Directors, at all meetings of the Board of Directions, shall be an ex officio member of all standing committees, shall have general and active management of the business of

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the Corporation, and shall see that all orders and resolutions of the board are carried into effect.

          8. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

                                 VICE PRESIDENTS

          9. The Vice President (if one is elected, or if there is more than one then the Vice-Presidents in the order of their seniority) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

          10. The Secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceeding in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall perform such other duties as the Board of Directors shall prescribe.

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          11.     The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

          12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

          13. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          14. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful discharge of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          15. Any Assistant Treasurers in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

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                       ARTICLE VI - CERTIFICATES OF STOCK

          1. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or any Vice President and the Treasurer or any Assistant Treasurer, or the Secretary or an Assistant Secretary. If the Corporation has either (1) a transfer agent or an assistant transfer agent or (2) a transfer clerk acting on its behalf and a registrar, the signature of any such officer may be facsimile.

                         ARTICLE VII - TRANSFER OF STOCK

          1. Transfers of shares of the stock of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation or any of its transfer agents) shall be made on the books of the Corporation upon surrender of the certificate or certificates, properly endorsed or accompanied by proper instrument of transfer, representing such shares.

                    ARTICLE VIII - CLOSING OF TRANSFER BOOKS

          1. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment or rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment

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thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                      ARTICLE IX - REGISTERED STOCKHOLDERS

          1. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                          ARTICLE X - LOST CERTIFICATE

          1. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, and the Board of Directors, when authorizing such issue of a new certificate or certificates, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation.

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                             ARTICLE XI - INDEMNITY

          1. The Corporation shall indemnify every director or officer, or former director or officer, or any person who may have served at its request, as a director or officer of another corporation in which this Corporation owns or owned shares of capital stock or of which it is or was a creditor, and the respective heirs and personal representatives of such directors, officers or persons, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties or a party by reason of being or having been directors or officers or a director or officer of this Corporation or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer, or person shall be adjudged, in such suit, action or proceeding, to be liable for negligence or misconduct in the performance of duty; in the event of a settlement, indemnification shall be provided only in connection with such matter covered by the settlement as to which the Corporation is advised by independent counsel that the person to be indemnified did not commit such breach of duty. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of shareholders or otherwise.

                              ARTICLE XII - CHECKS

          1. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                           ARTICLE XIII - FISCAL YEAR

          1. The fiscal year shall, unless the Board of Directors shall otherwise by resolution determine, begin the first day of January in each year.

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                             ARTICLE XIV - DIVIDENDS

          1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock.

                         ARTICLE XV - WAIVER OF NOTICES

          1. Any notice required to be given under these By-Laws may be waived in writing, signed by the person or persons entitled to said notice, whether before or after the event of which notice would otherwise be required. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

                            ARTICLE XVI - AMENDMENTS

          1. These By-laws may be altered or repealed by the affirmative vote of a majority of such shares of the outstanding stock of the Corporation entitled to vote thereon as are represented at any meeting of the stockholders or by the affirmative vote of the Board of Directors at any meeting of the board.

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